      As filed with the Securities and Exchange Commission on June 27, 1997
                                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   KNOLL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                        13-3873847
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                    Identification Number)


                                1235 Water Street
                       East Greenville, Pennsylvania 18041
                     (Address of Principal Executive Office)


                  Knoll, Inc. 1997 Employee Stock Purchase Plan
                      Knoll, Inc. 1997 Stock Incentive Plan
                        The Knoll Retirement Savings Plan
                            (Full title of the plans)

                           Patrick A. Milberger, Esq.
                  Vice President, General Counsel and Secretary
                                   Knoll, Inc.
                                1235 Water Street
                       East Greenville, Pennsylvania 18041
                                 (215) 679-7991
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                    COPY TO:
                            Michael A. Schwartz, Esq.
                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                               New York, NY 10022
                                 (212) 821-8000

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------

                                                  Proposed                 Proposed
Title of                                          maximum                  maximum
securities                Amount                  offering                 aggregate             Amount of
to be                     to be                   price                    offering              registration
registered                registered (1)          per share (2)            price (2)             fee
------------------------------------------------------------------------------------------------------------

Common Stock,
$0.01 par
value per share           2,055,772               $23.063                $47,412,269.64          $14,367.35


(1) Represents 500,000 shares of common stock of Knoll, Inc. (the "Common Stock") issuable pursuant to The Knoll Retirement Savings Plan (the "401(k) Plan"), 300,000 shares of Common Stock issuable pursuant to the Knoll, Inc. 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan") and 1,255,772 shares of Common Stock issuable pursuant to the Knoll, Inc. 1997 Stock Incentive Plan (the "Stock Incentive Plan") (collectively, the "Plans"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by Knoll, Inc., a Delaware corporation, (the "Company") are incorporated by reference into the Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

         (c) The description of the Common Stock which is incorporated by reference into the Company's Registration Statement on Form 8-A, pursuant to the Exchange Act, filed on April 18, 1997, as amended by Form 8A/A-1, filed on May 6, 1997 and contained in the Company's Registration Statement on Form S-1, Registration No. 333-23399, filed on March 14, 1997, as amended by Amendments Nos. 1, 2, 3 and 4, filed on April 18, 1997, April 30, 1997, May 6, 1997 and May 9, 1997, respectively (the "S-1 Registration Statement").

         In addition, all documents filed by the Company and the 401(k) Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.  DESCRIPTION OF SECURITIES

                  Inapplicable

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Inapplicable

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company, which is a Delaware corporation, is empowered by the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Certificate of Incorporation and By-Laws of the Company provide for indemnification of the directors and officers of such entities to the full extent permitted by the Delaware General Corporation Law.

         Article SEVENTH of the Company's Certificate of Incorporation provides as follows:

         SEVENTH: 1. Indemnification. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, trustee, employee or agent of or in any other similar capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, shall not, of itself, create a presumption that the person had reasonable cause to believe that his conduct was unlawful.

         2. Payment of Expenses. Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of

Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article SEVENTH.

         3. Nonexclusivity of Provision. The indemnification and other rights set forth in this Article SEVENTH shall not be exclusive of any provisions with respect thereto in the by-laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

         4. Effect of Repeal. Neither the amendment nor repeal of this Article SEVENTH, subparagraph 1, 2, or 3, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SEVENTH, subparagraph 1, 2, or 3, shall eliminate or reduce the effect of this Article SEVENTH, subparagraphs 1, 2, and 3, in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article SEVENTH, subparagraph 1, 2, or 3, if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

         5. Limitation on Liability. No director or officer shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director or officer, except for any matter in respect of which such director or officer (A) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he:

                     (i) shall have breached his duty of loyalty to the Corporation or its stockholders;

                    (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

                   (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

                    (iv) shall have derived an improper personal benefit.

         If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         The Company maintains an insurance policy providing for indemnification of its officers, directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions. In addition, the Company's employment agreements with Burton
B. Staniar, John H. Lynch and Andrew B. Cogan provide that if during and after the term of such officers' employment the executive is made a party or compelled to participate in any action by reason of the fact that he is or was a director or officer of the Company, the executive will be indemnified by the Company to the fullest extent permitted by Delaware General Corporation Law or authorized by the Company's Certificate of Incorporation or By-Laws or resolutions.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Inapplicable

Item 8.  EXHIBITS

Exhibit No.
-----------

          4    Specimen Common Stock Certificate (incorporated by reference to
               Exhibit 4.1 to the Company's S-1 Registration Statement).

          5    Opinion of Willkie Farr & Gallagher.

          23.1 Consent of Price Waterhouse LLP.

          23.2 Consent of Ernst & Young LLP.

          23.3 Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

          24   Power of Attorney (reference is made to the signature page).

         The Company hereby undertakes to submit the 401(k) Plan and any amendments thereto to the Internal Revenue Service in a timely manner and will make all changes required by the IRS in order to qualify the 401(k) Plan.

Item 9.  UNDERTAKINGS

         1.   The undersigned registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                     (i)  to include any prospectus required by Section 10(a)(3)
                         of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events
                         arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) to include any material information with respect to
                         the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the 401(k) Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Greenville, Commonwealth of Pennsylvania, on the 25th day of June, 1997.

                                        KNOLL, INC.

                                             By:/s/ Douglas J. Purdom
                                                    Douglas J. Purdom
                                             Senior Vice President and
                                             Chief Financial Officer

         Pursuant to the requirements of the Securities Act, the Retirement Plans Administration Committee, the administrative committee of the 401(k) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Greenville, Commonwealth of Pennsylvania, on the 25th day of June, 1997.

                                        THE KNOLL RETIREMENT SAVINGS PLAN

                                        BY: KNOLL, INC. as plan
                                             administrator

                                        BY:  THE RETIREMENT PLANS
                                             ADMINISTRATION COMMITTEE, acting on
                                             behalf of the plan as administrator

                                        BY: /s/ Barbara E. Ellixson
                                             A member of the Retirement Plans
                                             Administration Committee

                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Burton B. Staniar, John H. Lynch, Douglas J. Purdom and Patrick A. Milberger their true and lawful attorneys-in-fact for the undersigned, in any and all capacities, each with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                                         Title                                         Date
    ---------                                         -----                                         ----

 /s/ Burton B. Staniar                               Chairman of the Board                       June 25, 1997
 Burton B. Staniar


 /s/ John H. Lynch                                   President, Chief Executive Officer and      June 25, 1997
     John H. Lynch                                   Director (Principal Executive Officer)


 /s/ Douglas J. Purdom                               Chief Financial Officer (Principal          June 25, 1997
     Douglas J. Purdom                               Financial Officer)


 /s/ Barry L. McCabe                                 Controller (Principal Accounting            June 25, 1997
     Barry L. McCabe                                 Officer)


 /s/ Andrew B. Cogan                                 Director                                    June 25, 1997
     Andrew B. Cogan



    Signature                                         Title                                         Date
    ---------                                         -----                                         ----


      Jeffrey A. Harris                              Director                                    June __, 1997



 /s/ Sidney Lapidus                                  Director                                    June 25, 1997
     Sidney Lapidus



 /s/ Kewsong Lee                                     Director                                    June 25, 1997
     Kewsong Lee



 /s/ John L. Vogelstein                              Director                                    June 25, 1997
     John L. Vogelstein



     John W. Amerman                                 Director                                    June __, 1997


 /s/ Robert J. Dolan
     Robert J. Dolan                                 Director                                    June 25, 1997


                                INDEX TO EXHIBITS



Exhibit No.            Description of Exhibit

5                 Opinion of Willkie Farr & Gallagher.

23.1              Consent of Price Waterhouse LLP.

23.2              Consent of Ernst & Young LLP.

23.3              Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

24                Powers of Attorney (included on signature page).